Exhibit 99.1

3Q 2012 *Flash*Report

Data as of September 30, 2012

FINANCIAL SUMMARY

Total Assets……………………………$1.9 billion

Mortgage Debt to Total Assets………………45%

Annualized Distribution Rate………………6.0%[1]

For the Nine Months Ended September 30, 2012

Cash Flow From Operations……………$39.7 million

Funds From Operations (FFO)[2]……….$37.1 million

Distributions Paid……………………..$34.7 million

TOP TENANTS

Tenant	
Kohl's	7.1%[3]
Walgreens	6.5%[3]
Dollar General	4.0%[3]
PetSmart	3.8%[3]
Publix Super Markets, Inc.	3.6%[3]

[1]**Inland Diversified's distributions for 2011 and the first three quarters of 2012 were funded from cash flows from operations determined in accordance with U.S. GAAP.** Inland Diversified intends to continue paying distributions for future periods in the amounts and at times as determined by its board of directors. The actual amount and timing of distributions is not guaranteed and depends on the amount of funds available.

[2]Funds From Operations ("FFO"): A commonly accepted and reported measure of REIT operating performance. As defined by the National Association of Real Estate Investment Trusts, FFO is equal to a REIT's net income calculated in accordance with U.S. GAAP, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization, real estate impairment charges, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. Inland Diversified's nine months ended September 30, 2012 FFO was calculated as disclosed in the10-Q as follows (in thousands): net income attributable to common stockholders of $2,922; add depreciation and amortization related to investment properties of $34,215 equals FFO of $37,137.

[3]Represents the percentage of annualized consolidated base rental revenue as stated in the September 30, 2012 10-Q.

This material is neither an offer to sell nor a solicitation of an offer to buy any security, which can be made only by a prospectus filed or registered with appropriate state and federal regulatory agencies, and sold only by broker dealers authorized to do so.

PORTFOLIO HIGHLIGHTS

- 118 retail properties, 3 office properties and 2 industrial properties collectively totaling 9.5 million square feet
- 2 multi-family property totaling 444 apartment units
- Properties in 27 states nationwide
- Average economic occupancy of 97.8%



TENANT DIVERSIFICATION

Based on Total Square Feet



Other 0.8%
Electronics 2.6%
Commercial Office 2.9%
Health, Doctors & Health Food 3.4%
Pet Supplies 3.5%
Consumer Services, Salons, Cleaners & Banks 4.0%
Industrial 4.4%
Multi-Family 4.6%
Home Improvement 4.9%
Sporting Goods 4.9%
Home Goods 5.2%
Restaurants & Fast Food 5.6%
Clothing & Accessories 6.1%
Lifestyle, Health Clubs, Books & Phones 11.1%
Department Stores 11.2%
Dollar Stores & Off Price Clothing 11.7%
Grocery Stores 13.1%

800.826.8228

www.inlanddiversified.com

3Q 2012 HIGHLIGHT ACQUISITIONS City Center, White Plains, NY Joint Venture Investment* Miramar Square, Miramar, FL Date Acquired: September 28, 2012 Date Acquired: September 28, 2012 Purchase Price: $57,120,000 Property Value for JV: $166,393,000 Total Square Feet: 238,334 Square Feet Total Square Feet: 365,905 Square Feet Property Type: Retail Property Type: Multi-Use Tenants Include: ShopRite, Toys ‘R Us/Babies ‘R Us (Opening 2013), Buffalo Wild Wings, Nordstrom Rack, 6 City Place (24 Residential Apt. Units) Tenants Include: Kohl’s, Staples, Platos Closet Dollar General, Goodard School * For additional information about the joint venture, please see Inland Diversified’s Current Report on Form 8-K, filed with the SEC on October 4, 2012. Important Disclosures This material is neither an offer to sell nor the solicitation of an offer to buy any security, which can be made only by a prospectus, filed or registered with appropriate state and federal regulatory agencies, and sold only by broker dealers authorized to do so. An investment in inland diversified real estate trust, inc. (“inland diversified”) involves a high degree of risk. Consult Inland Diversified’s most recent annual report on form 10-k and any subsequent quarterly reports on form 10-q for more information on the specific risks. All properties represented in photographs herein are owned by Inland Diversified or its subsidiaries. The companies depicted in photographs herein may have proprietary interests in their trade names and trademarks and nothing herein shall be considered to be an endorsement, authorization or approval of inland diversified by the companies. Further, none of these companies are affiliated with Inland Diversified in any manner. The Inland name and logo are registered trademarks being used under license. This material has been distributed by Inland Securities Corporation, dealer manager for Inland Diversified. Inland Securities Corporation, member FINRA/SIPC. Date first published 5/24/11 Current publication 11/26/12 Inventory IDIVFLRV3-1 800.826.8228 www.inlanddiversified.com